   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1998
                                           REGISTRATION STATEMENT NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                      BROOKDALE LIVING COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-4103821
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)
                             77 WEST WACKER DRIVE
                                  SUITE 4400
                            CHICAGO, ILLINOIS 60601
                                (312) 977-3700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                            ROBERT J. RUDNIK, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             77 WEST WACKER DRIVE
                                  SUITE 4400
                            CHICAGO, ILLINOIS 60601
                                (312) 977-3700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
         BRIAN T. BLACK, ESQ.                  GREGORY F.W. TODD, ESQ.
           WINSTON & STRAWN                      888 SEVENTH AVENUE
         35 WEST WACKER DRIVE                        SUITE 4500
        CHICAGO, ILLINOIS 60601               NEW YORK, NEW YORK 10019
            (312) 558-5600                         (212) 246-5151
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Any time and from time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF    AMOUNT      MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE       TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED        REGISTERED    PER UNIT    OFFERING PRICE     FEE
------------------------------------------------------------------------------
Common Stock, $0.01 par
 value per share........    (1)          N/A       $20,885,377(2)    $6,162
------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Such presently indeterminate number of shares of common stock, $0.01 par value per share, of the Registrant currently owned by Prime Group VI,
    L.P., an Illinois limited partnership ("Prime Group VI"), subject to exchange for principal and accrued interest pursuant to the terms of a $20,000,000 exchangeable note Prime Group VI issued to Och-Ziff Capital Management, L.P., a Delaware limited partnership, in a private transaction.
(2) Estimated solely for the purpose of calculating the registration fee.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 16, 1998

PROSPECTUS

--------------------------------------------------------------------------------

                       BROOKDALE LIVING COMMUNITIES, INC.

                                  COMMON STOCK

--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Selling stockholders identified in this prospectus may offer and sell from time to time an indeterminate number of shares of our common stock using this prospectus. Prime Group VI, L.P. may deliver from time to time the shares the selling stockholders may offer and sell pursuant to the terms of an exchangeable note Prime Group VI issued to the selling stockholders in a private transaction, if and to the extent the selling stockholders exercise their rights to exchange principal and accrued interest under the exchangeable note for shares of our common stock. We are registering the shares as required under the terms of an agreement to which Prime Group VI and we are parties. The registration of the shares does not necessarily mean that the selling stockholders will offer or sell any of the shares.

Our common stock is listed on the Nasdaq National Market under the symbol
"BLCI."

The selling stockholders may from time to time offer and sell the shares in transactions on the Nasdaq National Market or otherwise, and they may sell the shares at market prices or negotiated prices. They may sell the shares in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. If the selling stockholders sell the shares through brokers, they expect to pay customary brokerage commissions and charges.

We will not receive the proceeds from the sale of the shares, but we have agreed to pay certain expenses of the registration and sale of the shares.

On October 15, 1998, the last reported sale price of our common stock on the Nasdaq National Market was $15.0625 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

We file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of that material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains any materials we file with the Commission. Our common stock is listed on the Nasdaq National Market of The Nasdaq Stock Market under the symbol "BLCI," and the public may read any materials we file at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") with the Commission to register the shares under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document that is filed or incorporated by reference as an exhibit to the Registration Statement or to a document incorporated by reference in this prospectus, you should refer to the exhibit for a more complete description.

                     INFORMATION INCORPORATED BY REFERENCE

We have filed the following documents with the Commission (File No. 0-22253) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are incorporating those documents by reference in this prospectus.

  (1) Annual Report on Form 10-K for the year ended December 31, 1997;

  (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

  (3) Current Reports on Form 8-K/A, filed with the Commission on July 13, 1998 and July 14, 1998 (amending the Current Report on Form 8-K filed with the Commission on May 26, 1998) and September 15, 1998 (amending the Current Report on Form 8-K filed with the Commission on July 16,
      1998), and Current Reports on Form 8-K, filed with the Commission on February 18, 1998, April 14, 1998, April 15, 1998, May 26, 1998, July
      16, 1998 (2) and July 17, 1998; and

  (4) The description of our common stock included in Amendment No. 1 to our Registration Statement on Form 8-A.

All documents we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares will be deemed to be incorporated by reference in this prospectus from the date of filing of those documents. Any statement that is contained in a document that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in another document that is filed after the first document and that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of that person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (not including exhibits to that information unless those exhibits are specifically incorporated by reference in that information). You should direct your requests to Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Secretary, Telephone: (312) 977-3700.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains, any prospectus supplement will contain and the documents incorporated by reference herein contain or will contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus or any prospectus supplement, the words "believe," "may," "will," "should," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements.

Readers of this prospectus or any prospectus supplement are cautioned that (a) any forward-looking statements, including those regarding our or our management's intent, belief or current expectations, are not guarantees of future performance or results or events and involve risks and uncertainties, such as quarterly fluctuations in operating results and occupancy levels in markets in which we compete, the successful integration of newly acquired and leased facilities with the operations of our other facilities, achievement of development timetables and/or unanticipated changes in expenses or capital expenditures, and (b) actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to (i) general economic conditions in the markets in which we operate, (ii) competitive pressures within the industry and/or the markets in which we operate, (iii) the effect of future legislation or regulatory changes on our operations and (iv) other factors described in "Risk Factors" contained in any prospectus supplement. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update such forward-looking statements to reflect subsequent events or circumstances.

                                   BROOKDALE

We provide senior independent living and assisted living services to the elderly through our facilities located in urban and suburban areas of major metropolitan markets. We were incorporated in Delaware in September 1996 to continue and expand the business and operations of the senior independent and assisted living division of The Prime Group, Inc. and certain of its affiliates (collectively, "PGI"), which, since 1985, have been involved in the development, construction, marketing and operation of senior independent and assisted living facilities for the elderly. Our principal executive offices are located at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, and our telephone number is (312) 977-3700.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares. The selling stockholders will receive all proceeds from the sale of the shares.

                          DESCRIPTION OF CAPITAL STOCK

Brookdale's Restated Certificate of Incorporation (the "Certificate") provides that its authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 1998, 9,572,082 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding.

COMMON STOCK

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders. The Certificate does not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. The Certificate provides that whenever there is paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are entitled, then dividends may be paid on the common stock out of any assets legally available therefor, but only when and as declared by the Board of Directors. The Certificate also provides that, in the event of any liquidation, dissolution or winding up of Brookdale, after there is paid to or set aside for the holders of any class of stock having preference over the common stock the full amount to which such holders are entitled and after payment or provision for payment of all of our debts and liabilities, the holders of the common stock shall be entitled to receive Brookdale's remaining assets available for distribution, in cash or in kind. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to the rights of the holders of any shares of any series of preferred stock that we may issue in the future having preference over the common stock with respect to such matters.

PREFERRED STOCK

The Certificate provides that the Board of Directors is authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations and restrictions of the shares of each series. The Board may take such action without stockholder approval. Under the Certificate, each share of each series of preferred stock is to have the same relative rights as, and be identical in all respects with, all other shares of the same series. While providing flexibility in connection with possible financings, acquisitions and other corporate purposes, the issuance of preferred stock, among other things, could adversely affect the voting power of the holders of common stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of Brookdale.

CERTAIN ANTI-TAKEOVER PROVISIONS

The Certificate and Brookdale's Amended and Restated By-laws (the "By-laws") contain, among other things, certain provisions described below that may reduce the likelihood of a change in the Board of Directors or voting control of Brookdale without the consent of the Board of Directors. These provisions could have the effect of discouraging, delaying or preventing tender offers or takeover attempts that some or a majority of the stockholders might consider to be in the stockholders' best interest, including offers or attempts that might result in the payment of a premium over the market price for the common stock.

Classification of Board of Directors. The Certificate and the By-laws divide the Board of Directors into three classes, designated Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. The terms of Class I, Class II and Class III directors will expire at the 2001, 1999 and 2000 annual meetings of stockholders. In all cases directors elected will serve until their successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, each elected director to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, only one class of the directors stand for re-election each year, requiring at least two stockholders' meetings at which directors are elected to replace a majority of the Board.

Filling of Board Vacancies; Removal. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum. Any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred, and until such director's successor shall have been elected and qualified. Directors may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock then entitled to vote at an election of directors.

Stockholder Action by Unanimous Written Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by the stockholders, unless such consent is unanimous.

Call of Special Meetings. Special meetings of stockholders may be called at any time but only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or stockholders possessing at least 25% of the voting power of the issued and outstanding stock entitled to vote generally in the election of directors.

By-laws Amendments. The stockholders may amend the By-laws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of Brookdale entitled to vote thereon. Directors may also amend the By-laws by a two-thirds vote of the directors then in office.

Certificate Amendments. Except as set forth in the Certificate or as otherwise specifically required by law, no amendment of any provision of the Certificate shall be made unless such amendment has been first proposed by the Board of Directors upon the affirmative vote of at least two-thirds of the directors then in office and thereafter approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of Brookdale entitled to vote thereon; provided, however, if such amendment is to the provisions in the Certificate relating to (i) amendments to the Certificate, (ii) a decrease in the authorized number of shares of preferred stock, (iii) the authority of the Board of Directors to issue preferred stock, (iv) the number and classification of the Board of Directors of Brookdale, (v) the limitation on directors' liability, (vi) amendments to the By-laws or (vii) stockholder meetings, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon.

Stockholder Nominations and Proposals. With certain exceptions, the By-laws require that stockholders intending to present nominations for directors or other business for consideration at a meeting of stockholders notify Brookdale's Secretary by the later of 60 days before the date of the meeting and 15 days after the date notice of the meeting is mailed or public notice of the meeting is given.

Certain Statutory Provisions. Section 203 of the Delaware General Corporation Law, as amended ("Section 203"), provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to Section 203 (an "Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) before such person became an Interested Stockholder, the corporation's Board of Directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's Board of Directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or a transaction in which the Interested Stockholder receives certain other benefits.

Pursuant to a Board resolution adopted at the time of formation of Brookdale, the Section 203 limits do not apply to any "Business Combination" between Brookdale and PGI.

                              SELLING STOCKHOLDERS

Pursuant to the terms of a Note Purchase Agreement, dated as of December 5, 1997, by and between Prime Group VI and Och-Ziff Capital Management, L.P., Prime Group VI issued an exchangeable note having a principal amount of $20,000,000 and a five year term to Och-Ziff. Prime Group VI pledged 1,370,000 shares of Brookdale's common stock to Och-Ziff, pursuant to the terms of a Pledge and Security Agreement, dated as of December 5, 1997, by and between Prime Group VI and Och-Ziff, to secure Prime Group VI's obligations to Och-Ziff under the exchangeable note. Pursuant to the terms of the exchangeable note, Och-Ziff and/or its permitted assigns, who are referred to as the "selling stockholders," will have the right, commencing on November 15, 1998, to exchange a portion of the outstanding principal amount of the exchangeable note, plus accrued interest, for shares of Brookdale's common stock at the exchange rate specified in the exchangeable note. On and after November 15, 1998, the selling stockholders will be entitled to exchange up to $5,000,000 of the outstanding principal amount of the exchangeable note, plus accrued interest, for shares of Brookdale's common stock. Thereafter, they will be entitled to exchange up to an additional $5,000,000 of the outstanding principal amount of the exchangeable note, plus accrued interest, on each of January 15, 1999, March 15, 1999 and May 15, 1999 for shares of Brookdale's common stock. Subject to certain exceptions, the number of shares of Brookdale's common stock subject to an exchange for a given amount of principal and accrued interest will be equal to (x) such amount of principal and accrued interest divided by (y) the Exchange Price in effect on the date of exchange. The "Exchange Price" shall be the product of (A) 88% multiplied by (B) the average of the closing bid prices for Brookdale's common stock on the Nasdaq National Market on the seven trading days immediately preceding the date of exchange.

Prime Group VI will have the right to effect an optional redemption of (i) the principal amount, plus accrued interest, of the exchangeable note that the selling stockholders seek to exchange, at the applicable optional redemption price specified in the exchangeable note, if on the date of delivery of a notice of exchange the Exchange Price for Brookdale's common stock is less than $17.60 per share, and (ii) the outstanding principal amount, plus accrued interest, of the exchangeable note, at the applicable optional redemption price specified in the exchangeable note, if a period during which the selling stockholders may not sell or otherwise transfer, pursuant to the Registration Statement, any shares of Brookdale's common stock continues for more than 90 days. The selling stockholders shall have the right to effect a mandatory redemption by Prime Group VI of all or any portion of the outstanding principal amount, plus accrued interest, of the exchangeable note, at the mandatory redemption price specified in the exchangeable note, if a mandatory redemption event specified in the exchangeable note occurs.

If and to the extent the selling stockholders exchange principal and accrued interest under the exchangeable note for shares of Brookdale's common stock, they may offer the shares for sale from time to time using this prospectus. Since the selling stockholders may exchange some or all of the principal and accrued interest under the exchangeable note for shares of Brookdale's common stock, no estimate of the number of shares the selling stockholders will own prior to any offering can be made. In addition, since the selling stockholders may sell some or all of the shares, no estimate of the number of shares the selling stockholders will sell or the number of shares the selling stockholders will own after any offering can be made. There is no assurance that the selling stockholders will sell any of the shares.

Pursuant to the terms of a Registration Rights Agreement, dated as of May 7, 1997, by and among Brookdale, The Prime Group, Inc., Prime Group Limited Partnership and Prime Group VI, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of December 5, 1997, by and among Brookdale, The Prime Group, Inc., Prime Group Limited Partnership and Prime Group VI (collectively, the "Registration Rights Agreement"), the selling stockholders may also include any person holding shares of Brookdale's common stock as a result of an assignment to that person of shares of Brookdale's common stock from Och-Ziff. Any selling stockholder other than Och-Ziff will disclose information regarding its identity and stock ownership in a prospectus supplement.

                              PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the shares in transactions on the Nasdaq National Market, in privately negotiated transactions, through the writing of options on the shares or through a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The shares may be sold by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions.

In connection with distributions of the shares or otherwise, any selling stockholder may enter into hedging transactions with broker-dealers and such broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder. Any selling stockholder also may sell shares short and deliver shares to close out such short positions, or enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. Any selling stockholder also may loan or pledge the shares to a broker-dealer or other financial institution, which in certain situations may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

Brookdale has agreed to pay all expenses (other than selling commissions, underwriting discounts and fees and expenses of counsel to any selling stockholder) of the selling stockholders in connection with the registration and sale of the shares.

The selling stockholders and any dealer, broker or other agent selling the shares for a selling stockholder or purchasing the shares from a selling stockholder for purposes of resale may be deemed to be an underwriter under the Securities Act, and any compensation received by the selling stockholder, dealer, broker or other agent may be deemed to be underwriting compensation. The amount of that compensation cannot currently be estimated. Brookdale knows of no existing arrangements between any selling stockholder and any dealer, broker or other agent.

To comply with certain states' securities laws, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, the shares may not be sold in certain states unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Brookdale has agreed to indemnify the selling stockholders and their respective directors, officers, employees and controlling persons against certain liabilities relating to the Registration Statement, including certain liabilities under the Securities Act. Each selling stockholder has agreed to indemnify Brookdale, its directors, officers, employees and controlling persons, each underwriter, if any, and its controlling persons against certain liabilities relating to information furnished by that selling stockholder to Brookdale in writing for inclusion in the Registration Statement, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

Winston & Strawn will pass on certain legal matters relating to the validity of the shares for Brookdale. Wayne D. Boberg, a partner of Winston & Strawn, is a director of Brookdale. As of the date of this prospectus, Mr. Boberg beneficially owns 2,500 shares of Brookdale's common stock and has options to acquire an additional 5,000 shares of Brookdale's common stock.

                                    EXPERTS

The consolidated financial statements of Brookdale Living Communities, Inc. for the period from May 7, 1997 through December 31, 1997 and the combined financial statements of the Predecessor Properties for the period from January 1, 1997 through May 6, 1997 and for each of the two years in the period ended December 31, 1996, appearing in Brookdale Living Communities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. The financial statements of Atrium Venture and The Chatfield Limited Partnership appearing in Brookdale Living Communities, Inc.'s Current Report on Form 8-K/A dated July 14, 1998 and September 15, 1998, respectively, have been audited by Ernst & Young LLP, as set forth in their reports included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 BROOKDALE AND THE SELLING STOCKHOLDERS HAVE NOT AUTHORIZED ANY PERSON IN CONNECTION WITH ANY OFFERING OF THESE SECURITIES TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITY OTHER THAN THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY ANY SECURITY OTHER THAN THESE SECURITIES. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES TO ANY PERSON, AND IT IS NOT SOLICITING AN OFFER FROM ANY PERSON TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE TO THAT PERSON IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR THESE SECURITIES ARE OFFERED OR SOLD ON A LATER DATE.


                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Information Incorporated by Reference......................................   2
Special Note on Forward-Looking Statements.................................   3
Brookdale..................................................................   4
Use of Proceeds............................................................   4
Description of Capital Stock...............................................   4
Selling Stockholders.......................................................   7
Plan of Distribution.......................................................   8
Legal Matters..............................................................   9
Experts....................................................................   9

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                      BROOKDALE LIVING COMMUNITIES, INC.

                                 COMMON STOCK


                               ----------------

                                  PROSPECTUS

                               ----------------


                                           , 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated fees and expenses payable by Brookdale in connection with the registration and sale of the securities being registered hereby.

      Registration fee.................................................. $6,162
      Printing and duplicating expenses.................................   *
      Legal fees and expenses...........................................   *
      Accounting fees and expenses......................................   *
      Miscellaneous expenses............................................   *
                                                                         ------
          Total......................................................... $    *
                                                                         ======

--------
*  To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Brookdale's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by Section 145. Under the By-laws, Brookdale shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

Brookdale has also entered into indemnification agreements with each of Brookdale's directors and certain of its officers. The indemnification agreements require, among other things, that Brookdale indemnify such directors and officers to the fullest extent permitted by law and advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Brookdale also must indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements and cover such directors and officers under Brookdale's directors' and officers' liability insurance.

Brookdale's Restated Certificate of Incorporation provides that Brookdale's directors will not be personally liable to Brookdale or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to Brookdale or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the General Corporation Law of the State of Delaware or (d) for transactions from which directors derive improper personal benefit.

Brookdale has agreed to indemnify the stockholders selling securities pursuant to this Registration Statement and their respective directors, officers, employees and controlling persons against certain liabilities relating to this Registration Statement, including certain liabilities under the Securities Act of 1933. Each stockholder selling securities pursuant to this Registration Statement has agreed to indemnify Brookdale, its directors, officers, employees and controlling persons, each underwriter, if any, and its controlling persons against certain liabilities relating to information furnished by that stockholder to Brookdale in writing for inclusion in this Registration Statement, including certain liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

The following documents are filed herewith or incorporated herein by reference.

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------

  3.1 Restated Certificate of Incorporation of Brookdale, as filed with the Securities and Exchange Commission on June 16, 1997 as Exhibit 3.1 to Brookdale's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 0-22253) and incorporated herein by reference
  3.2 Amended and Restated By-laws of Brookdale, as filed with the Securities and Exchange Commission on June 16, 1997 as Exhibit
           3.2 to Brookdale's Quarterly Report on Form10-Q for the period ended March 31, 1997 (File No. 0-22253) and incorporated herein by reference
  4.1 Form of certificate representing common stock of Brookdale, as filed with the Securities and Exchange Commission on March 17, 1997 as Exhibit 10.14 to Brookdale's Registration Statement on
           Form S-1 (Registration Statement No. 333-12259) and incorporated herein by reference.
  4.2 Registration Rights Agreement, dated as of May 7, 1997, by and among Brookdale, The Prime Group, Inc., Prime Group Limited
           Partnership and Prime Group VI, L.P., as filed with the Securities and Exchange Commission on August 14, 1997 as
           Exhibit 10.3 to Brookdale's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 0-22253) and incorporated herein by reference
  4.3      Amendment No. 1 to Registration Rights Agreement, dated as of
           December 5, 1997, by and among Brookdale, The Prime Group,
           Inc., Prime Group Limited Partnership and Prime Group VI,
           L.P., as filed with the Securities and Exchange Commission on December 16, 1997 as Exhibit X to Amendment No. 1 to Schedule
           13D of Michael W. Reschke, The Prime Group, Inc., Prime Group
           VI, L.P. and PGLP, Inc. and incorporated herein by reference

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------

  4.4 Note Purchase Agreement, dated as of December 5, 1997, by and between Prime Group VI, L.P. and Och-Ziff Capital Management,
           L.P., as filed with the Securities and Exchange Commission on December 16, 1997 as Exhibit XI to Amendment No. 1 to Schedule
           13D of Michael W. Reschke, The Prime Group, Inc., Prime Group
           VI, L.P. and PGLP, Inc. and incorporated herein by reference
  4.5      Exchangeable Note, dated December 5, 1997, issued by Prime
           Group VI, L.P. to Och-Ziff Capital Management, L.P., as filed with the Securities and Exchange Commission on December 16,
           1997 as Exhibit XII to Amendment No. 1 to Schedule 13D of
           Michael W. Reschke, The Prime Group, Inc., Prime Group VI,
           L.P. and PGLP, Inc. and incorporated herein by reference
  4.6 Pledge and Security Agreement, dated as of December 5, 1997, by and between Prime Group VI, L.P. and Och-Ziff Capital
           Management, L.P., as filed with the Securities and Exchange
           Commission on December 16, 1997 as Exhibit XIII to Amendment
           No. 1 to Schedule 13D of Michael W. Reschke, The Prime Group,
           Inc., Prime Group VI, L.P. and PGLP, Inc. and incorporated herein by reference
  5.1 Opinion of Winston & Strawn regarding legality of securities being registered
 23.1      Consent of Ernst & Young LLP
 23.2      Consent of Winston & Strawn (included in opinion filed as
           Exhibit 5.1 to this Registration Statement)
 24.1 Powers of Attorney (set forth on signature page included in Part II to this Registration Statement)

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

       provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 16TH DAY OF OCTOBER, 1998.

                                          Brookdale Living Communities, Inc.

                                                 /s/ Mark J. Schulte
                                          _____________________________________
                                                     Mark J. Schulte
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MARK J. SCHULTE AND ROBERT J. RUDNIK, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON OCTOBER 16, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Michael W. Reschke              Chairman of the Board, Director
___________________________________________
            Michael W. Reschke

          /s/ Mark J. Schulte               President and Chief Executive Officer
___________________________________________   (principal executive officer), Director
              Mark J. Schulte

      /s/ Darryl W. Copeland, Jr.           Executive Vice President and Chief
___________________________________________   Financial Officer (principal financial
          Darryl W. Copeland, Jr.             officer), Director

          /s/ Sheryl A. Wolf                Controller (principal accounting officer)
___________________________________________
              Sheryl A. Wolf


                 SIGNATURE                                     TITLE
                 ---------                                     -----
          /s/ Wayne D. Boberg               Director
___________________________________________
              Wayne D. Boberg

                                            Director
___________________________________________
             Bruce L. Gewertz

                                            Director
___________________________________________
         Darryl W. Hartley-Leonard

                                            Director
___________________________________________
            Daniel J. Hennessy